As filed with the Securities and Exchange Commission on July 1, 1997

File No. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM S-8
                        REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                        HAMPTON INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)

         North Carolina                            56-0482565
  (State or other jurisdiction of                (IRS Employer
    incorporation or organization)              Identification No.)

                        Hampton Industries, Inc.
                        2000 Greenville Highway
                            P.O. Box 614
                    Kinston, North Carolina 28502-0614
     (Address of principal executive offices, including zip code)


       HAMPTON INDUSTRIES, INC. NON-QUALIFIED STOCK OPTION PLAN
                       (Full title of the plan)

                          Roger Eichel, Esq.
                        Hampton Industries, Inc.
                          15 West 34th Street
                        New York, New York 10001

                             (212) 563-1010
      (Name, address and telephone number of agent for service)

             Please send copies of all communications to:
                         Herbert L. Ash, Esq.
                          Hahn & Hessen LLP
                          350 Fifth Avenue
                        New York, N.Y.  10118
                           (212) 736-1000


CALCULATION OF REGISTRATION FEE
Title of          Amount          Proposed       Proposed    Amount of
Securities        to be           maximum        maximum     registration
to be             registered      offering       aggregate   fee
registered                        price per      offering
                                  share(1)       price(1)
Common Stock,     963,000         $6.95          $6,696,369  $2,160
par value $1.00   shares

(1)	Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of an exercise price per share of outstanding options for 272,000 shares at $4.50 per share, 71,500 shares at $6.75 per share and 6,500 per shares at $7.25 per share and (ii) pursuant to Rule 457(c) for the remaining 613, Stock Option Plan which are registered hereunder, the average ($8.063) of the high ($8.125) and low ($8.000) prices for the Company's Common Stock quoted on The American Stock Exchange on June 30, 1997.

		Exhibit Index on page 8


PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


This Registration Statement on Form S-8 of Hampton Industries, Inc., a North Carolina corporation (the "Registrant"), covers 963,000 shares of common stock, par value $1.00 per share, of the Registrant (the "Common Stock") reserved for issuance under the Registrant's Non-Qualified Stock Option Plan (the "Plan"). Of those shares, options to purchase 350,000 shares have been issued under the Plan.


Note: The Registrant will provide without charge to each eligible employee and non-employee director those document(s) containing the Plan information required by Item 1 of the Form S-8 as specified by Rule 428. The Registrant will also provide without charge, upon the oral or written request of any eligible employee, a copy of any and all documents that have been incorporated by reference in this Registration Statement, other than exhibits. Such documents may be obtained by writing to Hampton Industries, Inc., P.O. Box 614, Kinston, North Carolina 28502-0614, Attn: Robert J. Stiehl, Jr., or by calling (919) 527-8011. In accordance with Rule 428 and the requirements of Part I of Form S-8, the Plan and any documents incorporated by reference are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

	The following documents heretofore filed by Hampton Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

	(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

	(b) The Company's Proxy Statement dated April 4, 1997, filed pursuant to
Section 14 of the Exchange Act, in connection with the Annual Meeting of Shareholders of the Company held on May 22, 1997;

	(c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, filed pursuant to Section 13 of the Exchange Act; and

	(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-06105) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

	All documents filed by the Company pursuant to Sections 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

	Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

	Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation
Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify an individual made, or threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because such individual is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at such corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in such proceeding if such individual (a) conducted himself in good faith,
(b) reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnity may include the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding. Whether a director has met the requisite standard of conduct for indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the North Carolina
Business Corporation Act. A corporation may not indemnify a director under the statutory scheme (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

	In addition to, and separate and apart from, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Company's certificate of incorporation and Bylaws provide for indemnification to the fullest extent permitted by law. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

	Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act
require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Section 55-8-54 of the North Carolina Business Corporation Act.

	Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred bysuch persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify any such party. The Company's directors and officers are covered under directors' and officers' insurance policies maintained by the Company.

	The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnifications shall or may be made.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1. 	Non-Qualified Stock Option Plan

5.     	Opinion of Hahn & Hessen LLP.

24.1.  	Consent of Deloitte & Touche LLP.

24.2.  	Consent of Hahn & Hessen LLP (included in Exhibit 5).

25.    	Powers of Attorney (included on page 7 of this registration statement).



Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

		(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

		(2) that, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

		(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kinston, State of North Carolina on July 1, 1997.


                                HAMPTON INDUSTRIES, INC.

                                       S/ROBERT J. STIEHL, JR.
                                   By: ------------------------------------
                                 Name: Robert J. Stiehl, Jr.
                                Title: Executive Vice President -Operations
                                Chief Financial Officer, Treasurer
                                and Assistant Secretary

Signatures               Title                                 Date

S/DAVID FUCHS                                                 07/01/97
--------------------
David Fuchs              Chairman of the Board
                         and Chief Executive
                         Officer
                         (Principal Executive Officer)
S/STEVEN FUCHS                                                07/01/97
--------------------
Steven Fuchs             President and Director

S/PAUL CHUSED                                                 07/01/97
--------------------
Paul Chused              Director

S/GERALD FRIEDER                                              07/01/97
--------------------
Gerald Frieder           Director

S/HERBERT L. ASH                                              07/01/97
--------------------
Herbert L. Ash           Assistant Secretary and
                         Director
S/ROGER M. EICHEL                                             07/01/97
--------------------
Roger M. Eichel          Vice President, Secretary
                         and Director
S/SOL SCHECHTER                                               07/01/97
--------------------
Sol Schechter            Director

S/ROBERT J. STIEHL, JR.                                       07/01/97
-----------------------
Robert J. Stiehl, Jr.    Executive Vice President
                         - Operations, Chief Financial
                         Officer, Treasurer and
                         Assistant Secretary (Principal
                         Financial and Accounting Officer)


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Steven Fuchs and Robert
J. Stiehl, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                  Title                   Date

S/DAVID FUCHS                                       07/01/97
-----------------
David Fuchs                Director

S/STEVEN FUCHS                                      07/01/97
-----------------
Steven Fuchs               Director

S/PAUL CHUSED                                       07/01/97
-----------------
Paul Chused                Director

S/GERALD FRIEDER                                    07/01/97
-----------------
Gerald Frieder             Director

S/SOL SCHECHTER                                     07/01/97
-----------------
Sol Schechter              Director

S/HERBERT L. ASH                                    07/01/97
-----------------
Herbert L. Ash             Director

S/ROGER M. EICHEL                                   07/01/97
-----------------
Roger M. Eichel            Director



                              	EXHIBIT INDEX
Exhibit
Number     Title of Exhibit                         Page

4.1.       Non-Qualified Stock Option Plan.          11

5.         Opinion of Hahn & Hessen LLP.             17

24.1.      Consent of Deloitte & Touche LLP.         19

24.2.      Consent of Hahn & Hessen LLP
           (included in Exhibit 5).                  17

25.        Powers of Attorney
           (included on page 7 of this
            registration statement).                  9



                Exhibit 4.1 Non-Qualified Stock Option Plan


                      As Amended Through May 22, 1997


                          HAMPTON INDUSTRIES, INC.

                      Non-Qualified Stock Option Plan



	1.	Purpose.  The Non-qualified Stock Option Plan (the "Plan") is intended to advance the interest of Hampton Industries, Inc. (the "Company"), its shareholders, and its subsidiaries by encouraging and enabling selected officers and other key employees upon whose judgment, initiative and effort the
Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.  Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986
(the "Code").

	2.	Definitions.

		(a)	"Board" means the Board of Directors of the Company.

		(b)	"Code" means the Internal Revenue Code of 1986.

		(c)	"Committee" means the Stock Option Plan Committee, which is
appointed by the Board.

		(d)	"Company" means Hampton Industries, Inc.

		(e)	"Date of Grant" means the date on which an Option is granted under the
Plan.

		(f)	"Fair Market Value" means the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on a recognized Securities Exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.  In the event that the Stock shall not then be listed and traded upon a recognized securities exchange, the Fair Market
Value shall be determined upon the basis of the average between the bid and asked quotations for such stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the average between the bid and asked quotations on the date nearest preceding the Date of
Grant.

		(g)	"Option" means an Option granted under the Plan.

		(h)	"Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

		(i)	"Reorganization" means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of Securities of the Company pursuant to which the Company is or becomes a finally owned subsidiary of another company after the effective date of the Reorganization.

		(j)	"Stock" means the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

		(k)	"Stock Option Agreement" means the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

		(l)	"Subsidiary" or "Subsidiaries" means any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

		(m)	"Successor" means the legal representative of the estate of a deceased
Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

	3.	Administration of Plan.  (a)  The Plan shall be administered by a committee appointed by the Board (the "Committee").  The Committee shall report all action taken by it to the Board.  The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Stock Option Agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan.  All such actions and determinations shall be conclusively binding for all purposes and upon all persons.  Notwithstanding the foregoing, Options to members of the Committee may only be granted by a majority of the members of the Board.

		(b)	A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the
Committee.

		(c)	The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require.  The Company shall furnish the
Committee with such clerical and other assistance as is necessary in the performance of its duties.

	4.	Stock subject to Options.  The aggregate number of shares of the Company's
Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed (963,000) shares subject to adjustment under the provisions of paragraph 9 hereof.  The shares of Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purpose of the Plan.  In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

	5.	Participants.  Options may be granted under the Plan to any person who is or who agrees to become an officer or employee (including officers and employees who are also directors) of the Company or any of its Subsidiaries.

	6.	Options.  (a)  Option grant and agreement.  Each option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the
Committee and by a written Stock Option Agreement dated as of the Date of Grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

		(b)	Option price.  The per share Option price of the Stock subject to each
Option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

		(c)	Option period.  The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the Date of Grant of the Option.

		(d)	Option exercise.  Options granted hereunder may not be exercised unless and until the Optionee shall have been or remained in the employ of the Company or its Subsidiaries for one year from and after the date such Option was granted.  Options may be exercised in whole at any time, or in part from time to time with respect to whole shares of stock only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares of stock, delivered to the Company at its principal office in the State of North
Carolina, together with payment in full to the Company the amount of the Option
Price for the number of shares of Stock with respect then being exercised.
In addition to and at the time of payment of the Option Price, Optionee shall pay to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.  Promptly after the exercise of an Option and the payment of the full Option Price, the participant shall be entitled to the issuance of a certificate evidencing his ownership of such shares of Stock.
A Participant shall have none of the rights of a shareholder until shares of
Stock are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

		(e)	Nontransferability of Option.  No option shall be transferred by an
Optionee otherwise than by will or the laws of descent and distribution.
During the lifetime of an Optionee, Options granted under the Plan shall be exercisable only by him.

	7.	Termination of Employment.  (a)  Except as provided in paragraph 8 below, if an Optionee ceases to be employed by the Company or any of its Subsidiaries, his
Options shall terminate immediately; provided, however, that if an Optionee's cessation of employment with the Company and its Subsidiaries is due to his retirement upon the written consent of the Company or anof its Subsidiaries, the Optionee may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option be exercisable more than ten years from the date it was granted.

		(b)	The Committee may cancel an Option during the three month period referred to in paragraph (a) above, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or any of its Subsidiaries.  The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a Subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment.  Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

	8.	Rights in the Event of Death.  If an Optionee dies while employed by the
Company or any of its Subsidiaries, or within three months after having retired with the consent of the Company or any of its Subsidiaries, and without having fully exercised his Options, his Successor shall have the right to exercise such
Options to the extent that such deceased Optionee was entitled to exercise the
Options on the date of his death; provided, however, that in no event shall the
Options be exercisable more than ten years from the date they were granted.

	9.	Adjustments.  (a)  In the event that the outstanding shares of Stock of the
Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan.  In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Optionee shall, to the extent practicable, be maintained as before the occurrence of such event.  Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option Price.

		(b)	In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the
Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

		(c)	In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the
Reorganization, then

			(1) If there is no plan or agreement respecting the Reorganization
("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised stock Options for securities of another corporation, then the Committee shall take such action, and the
Options shall terminate, as provided in subparagraph (b) of this paragraph 9;
and

			(2) If there is a Reorganization Agreement and if the Reorganization
Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised stock Options (and shall adjust the shares remaining under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization
Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

		(d)	Adjustments and determinations under this paragraph 9 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

	10.	Restrictions on issuing shares.  The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state of federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

	11.	Use of proceeds.  The proceeds received by the Company from the sale of
Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

	12.	Amendment, Suspension and Termination of Plan.  The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the company; provided, however, that without approval by the shareholders of the company representing a majority of the voting power, no such amendment shall (a) except as specified herein, increase the maximum number of shares for which Options may be granted under the Plan, (b) change any of the provisions of this Plan relating to the establishment of the Option Price, (c) change any of the provisions herein relating to the expiration date of each Option or (d) change the provisions of the second sentence of this paragraph 12 relating to the term of this Plan.
No Option may be granted during any suspension or after the termination of the
Plan.  Except as provided herein, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any or the rights or obligations under any Option theretofore granted to such Optionee under the
Plan.

	13.	Employment.  Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

	14.	Other compensation plans.  The adoption of the Plan shall not affect any other stack option or incentive or other compensation plans in effect for the
Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

	15.	Plan binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

	16.	Singular, plural, gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

	17.	Headings, etc. no part of plan.  Headings of paragraphs and subparagraphs hereof are inserted for convenience and reference; they constitute no part of the Plan.

	18.	Effective date of plan.  The effective date of the plan shall be March 19,
1992, the date of its approval by the Board.



             Exhibit 5 Opinion of Hahn & Hessen LLP

                        Hahn & Hessen LLP
                            Attorneys
                      Empire State Building
                        350 fifth avenue
                   New York,  N.Y.  10118-0075

Telephone (212) 736-1000           Facsimile:  (212)     594-7167
E-Mail:  thefirm@hahnhessen.com    Facsimile:  (212)     695-3428


                        July 1, 1997



Hampton Industries, Inc.
2000 Greenville Highway
P.O. Box 614
Kingston, N.C. 28502-0614


	Re:	Hampton Industries, Inc.
		963,000 shares of Common Stock,
		par value $1.00 per share

Ladies/Gentlemen:

	In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 963,000 shares (the "Shares") of common stock, par value $1.00 per share of Hampton Industries, Inc. (the "Company") issuable under the Non-Qualified Stock Option Plan (the "Plan") by the Company on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on July 1, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

	In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.  In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, certificates of officers of the Company and opinions of counsel as we have deemed necessary or appropriate for purposes of this opinion.

	In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

	Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the
Shares, in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

	We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


				Very truly yours,

    S/HAHN & HESSEN
    -----------------
				Hahn & Hessen LLP





                Exhibit 24.1 Consent of Deloitte & Touche LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hampton Industries, Inc. (the "Registrant"), covering 963,000 shares of common stock, par value $1.00 per share, of the Registrant on Form S-8 of our report dated March 12,1997, appearing in the Annual Report on Form
10-K of the Registrant for the year ended December 28, 1996.


S/DELOITTE & TOUCHE LLP
-----------------------
DELOITTE & TOUCHE LLP
New York, New York
June 30, 1997